Exhibit 10.1

AMENDMENT TO COMMERCIAL SUBLEASE

This Amendment to Commercial Sublease (“Amendment”) is made by, eGain Corporation (“Sublandlord”) and Adesto Technologies Corporation (“Subtenant”), this 2nd day of November 2015 (“Amendment Date”).

RECITALS:

A. Sublandlord is subleasing to Subtenant the premises at 1250 Borregas Avenue, Sunnyvale, CA 94089 (“Sublease Premises”) in accordance with that Commercial Sublease dated May 2015, as amended, (“Sublease”).

B. This subtenancy is subject to all the terms and conditions of the Original Lease dated May 9, 2011 (“Original Lease”) between D.R. Stephens (“Landlord”), and eGain Corporation (“Tenant”) and the Original Lease, as amended (“Lease”).

C. The dates pertaining to eGain’s rent abatement and Tenant Improvements from Landlord are hereby amended to accommodate the six month sublease and are accordingly pushed out six months.

D. Subtenant will do nothing and will not fail to take any action that will create a breach by Sublandlord as Tenant, of any of the terms or conditions of the Lease.

1.	Term of Sublease

The term of the Sublease is hereby extended to July 31, 2016.

2.	Rent

Base Rent: $47,087.15 per month beginning on February 5, 2016. Base Rent for the first month beginning on February 5, 2016 to be prorated for the 25 days of the Sublease extension term beginning February 5, 2016 for such period will be in the amount of $40,592.37 for such 25 day period.

3.	Security Deposit

Subtenant will deposit an additional $14,235.65 on the start of the extension term for a total security deposit of $47,087.15 when added to the existing security deposit in the amount of $32,851.50 with Sublandlord as security for Subtenant’s performance of this Sublease. Sublandlord will refund this security deposit to Subtenant at the end of the Sublease if Subtenant returns the Sublease Premises in the original condition, except any normal wear and tear, and Subtenant has paid Sublandlord all sums due under this sublease. Otherwise, Sublandlord may deduct any amounts required to place the Sublease Premises in good condition and to pay any sums due under the Sublease.

4.	Interpretation

In the event of any conflict between any provision of this Amendment and any other provision of this Sublease, the provision of this Sublease shall govern and take precedence.

By:	Charles Messman	Title:	VP of Finance

Signature:	/s/ Charles Messman	Date:	11/2/2015

Adesto Technologies

By:	Ron Shelton	Title:	CFO

Signature:	/s/ Ron Shelton	Date:	11/2/2015

D.R. Stephens

By:	Lane Stephen	Title:	Manager

Signature:	/s/ Lane Stephen	Date:	11/2/2015

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